Thrivent Financial for Lutherans

4321 N. Ballard Road, Appleton, WI 54919-0001 Thrivent.com • 800-847-4836

Application for Individual Life Insurance

1. Proposed Insured

Name
Primary residential address
City		State		ZIP code
Email		Phone
State of birth/country if not US		Sex	Male	Female
Date of birth		Social Security number
Drivers license state	Drivers license number
Current occupation
Earned income $	Other income $	Source of other income
Net worth $		Total existing life insurance $
Are you a citizen or permanent resident of the United States of America (USA)?			Yes	No

2. Ownership

Will you be the sole owner of this new policy?	Yes	No

If yes and age 15 or under, complete Proposed Applicant Controller section. If yes and age 16 or over, skip to section 3.

If no, complete reason for third party ownership, type of owner and Third Party Owner Supplement form. Reason for third party ownership

Type of owner	Individual(s)
Trust - Thetrustmustbeforthebenefit, directorindirect, ofthemember,member's familyordependent(s).
Business

Proposed Applicant Controller

Name

Date of birth		Sex	Male	Female
What is your relationship to the proposed insured?
Is the proposed insured a member of your household?	Yes	No
Is the proposed insured dependent upon you for support?	Yes	No

3. Military Service

Are you a member or have you entered into a written agreement tobecome	Yes	No If yes, complete Military
a member of the military? This includes, but is not limited to, Reserve and		Personnel Disclosure form.
National Guard.

4. Replacement

Do you have any existing life insurance policies or annuity contracts with		Yes	No If yes is answered to either
Thrivent or any other insurance companies?				question, review
Is the contract intended to replace any part of, or all of, an existinglife		Yes	No	replacement form
requirements.
insurance policy or annuity contract?

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5. New Business Product and Benefit/Rider Information

Face amount $
Target amount $	(available on Whole Life Plus and Survivor Whole Life)
Are you purchasing this insurance as a result	Yes	No Contract number
of a Term Conversion?		Amount	$

Are you purchasing this insurance to exercise a Guaranteed					Yes
Increase Option/Guaranteed Purchase Option (GIO/GPO)?
Term Product:
Term length	10 year	15 year		20 year
Extended Term Conversion Option			Yes	No
Disability Waiver of Premium		Yes		No

Whole Life Product:

No	If yes,	Regular	Alternate

Contract number

Amount of GPO $

30 year

10 years	To age 70
20 years	To age 95

Disability Waiver of Premium

Disability Waiver of Premium for Other Proposed Insured (Survivor Whole Life only)

Single Premium Whole Life		Survivor Whole Life
Whole Life Plus
Yes	No
Yes	No
Guaranteed Purchase Option	Yes	No	If yes, Amount	$
Paid-Up Additions Rider	Yes	No	If yes, Amount	$
Universal/Variable Universal Life Product:
Accumulation Universal Life	Protection Universal Life			Accumulation Variable Universal Life
Death Benefit Option	Option 1	Option 2
Disability Waiver of Monthly Deductions		Yes	No
Guaranteed Increase Option	Yes	No	If yes, Amount $

6. Dividend Options

Term Product

Cash
Whole Life Product
Paid in Cash	Reduce Premium/Buy Paid-Up Additions
Buy Paid-Up Additions	Reduce Debt/Buy Paid-Up Additions
Reduce Premium	Reduce Debt
Accumulate at Interest
Whole Life Plus or Survivor Whole Life Product
Adjustable Yearly Term/Paid-Up Additions
Adjustable Yearly Term/Reduce Premium/Paid-Up Additions
I elect the Automatic Premium Loan provision to be in effect		Yes	No
(available on Whole Life Products)
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7. Premium Payment Information

Total initial premium submitted with application $
Planned Premium $		(UL/VUL only)
New business initial payment		Electronic Bank Withdrawal	Check
Billing type	Electronic Bank Withdrawal	Direct Bill
Frequency	Annual	Monthly (not available with direct bill)		No Bill UL/VUL
Additional Premium Option (WL Plus and Survivor only)		Yes	No
If yes, APO Amount at issue $
Billed APO Amount $
Complete bank information for electronic bank withdrawal
Full name of bank
Account type	Checking	Savings Routing number		Account number
Name of account owner				Withdrawal date
Address of account owner
City			State	ZIP code
Name of joint account owner
Address of joint account owner
City			State	ZIP code

For new business initial payments, I authorize Thrivent to make an immediate electronic withdrawal from the bank account listed upon receipt of this form.

I authorize Thrivent to 1) make electronic deposits, withdrawals, and corrections to my bank account that comply with U.S. law; 2) act on this authorization until I revoke it by contacting Thrivent; 3) apply this authorization to any future bank accounts I may designate; 4) make administrative changes to this authorization which I request such as date and amount changes, or adding or removing contracts for automatic payment; 5) release any and all information related to this authorization to the bank account owner or third party account owner; and 6) act upon electronic deposit, withdrawal, and administrative instructions I provide to my representative.

If this form is received less than 10 days prior to the withdrawal date you entered, your authorization shall take effect on the second occurrence of the mode you have selected. You further acknowledge that if you have selected a deduction to occur on day 29, 30, or 31, Thrivent will make the withdrawal on day28.

Signature of bank account owner

Date signed

8. Designee Election - Optional

I elect to designate the below to receive notice of lapse or termination of this lifeinsurance		Yes	No
contract for non payment of premium. I understand the notice will not be given until 30 days		If yes, provide the
after a premium is due and unpaid.		following:
Name

Address

City	State	ZIP code
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9. Beneficiary Designation

List the full name, relationship to member, date of birth, Social Security number, address and phone number for each beneficiary. If this application is completed electronically, only the beneficiary's name and relationship will display or print on this application. Any additional information collected is stored electronically.

Primary

First Contingent

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10. Agreements and Signatures

I understand and agree that:

I have read (or have had read to me) and verified all statements and answers recorded in the Application. They are,to the best of my knowledge and belief, true, complete and correctly recorded.

No representative of Thrivent Financial for Lutherans except the president or secretary can make or alter any contract or waive any of Thrivent's rights or requirements.

No representative of Thrivent Financial for Lutherans has the authority to accept risk or determine insurability for Thrivent Financial for Lutherans.

The date of the Application is the latest date that the representative, proposed insured, and proposed owner, if applicable sign the Application.

If any answers in the Application are incorrect, untrue, or incomplete, Thrivent Financial for Lutherans may have the right to deny benefits, reform the contract, or rescind the contract. I understand that all information must be stated in the Application.

I have received the current Beneficiary Provisions. I understand the provisions and agree to theirterms. As used herein, "Application" means Application as defined in your contract.

Except as provided in the Conditional Temporary Life Insurance Agreement, which is provided if the first premium for the contract applied for is paid, no insurance will take effect unless and until:

A contract of insurance is issued and delivered;

The first full premium is paid during the lifetime of the person to be covered;and The health of all persons to be insured remains as stated in the Application.

In addition, for Variable Universal Life:

I have received and reviewed the current prospectus for this contract. I understand the provisions of the prospectus and agree to its terms.

I understand that, under the contract applied for, the amount of the accumulated value may increase or decrease daily based on the investment experience of the variable account and that the amount or duration of the death benefit may vary with the accumulated value.

With this in mind, the contract applied for is in accord with my investment objectives, anticipated insurance and financial needs.

The signature below applies to all sections and statements made on this Application for Individual Life Insurance. Signed in the state of

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Signature of proposed insured (16 or over) or parent or guardian (if proposed insured is age 0-15)

Date signed

Signature of proposed applicant controller for 15 or under Date signed

Signature of other proposed insured

Date signed

Signature of owner

Date signed

Signature of owner

Date signed

I certify that I have asked all questions and recorded all answers as they were given to me and reviewed these with the proposed insured(s)/owner(s).

Signature of representative Date signed

Print name		ID number
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